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                                                                  Exhibit 5.1



                 [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]



                                October 30, 1996



The Price REIT Inc.
7979 Ivanhoe Avenue, Suite 524
La Jolla, California 92037

        Re:  The Price REIT Inc.
             -------------------

Ladies and Gentlemen:

        We have served as Maryland counsel to The Price REIT Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the Registration Statement (the "Registration Statement") on Form S-3 filed by the Company on or about October 30, 1996, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering by the Company from time to time of (i) one or more series of Debt Securities (the "Debt Securities"), (ii) one or more series of shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of Common Stock, par value $.01 per share (the "Common Stock"), and (iv) Warrants to purchase Common Stock or Preferred Stock (the "Warrants'), with a maximum aggregate initial public offering price of up to $10,566,750. The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the "Securities." The Registration Statement is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, in connection with and in furtherance of earlier registration statement number 33-95832, filed with the Commission under the Act (the "Earlier Registration Statement"). The contents of the Earlier Registration Statement are incorporated by reference into the Registration Statement.

        In our capacity as Maryland counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for purposes of


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BALLARD SPAHR ANDREWS & INGERSOLL

The Price REIT Inc.
October 30, 1996
Page 2

this opinion have assumed that such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion. Among such documents are the Registration Statement, the Earlier Registration Statement (inclusive of certain exhibits thereto), the Charter of the Company certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "Charter"), the Amended and Restated By-Laws of the Company, Resolutions adopted by the Board of Directors of the Company in connection with the matters contemplated by the Registration Statement, and an Indenture dated October 27, 1995, by and between the Company and First Trust of California, National Association, as Trustee (the "Indenture").

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies or facsimiles. In addition, we have assumed that the number of shares of Preferred Stock and the number of shares of Common Stock to be offered and sold under the Registration Statement, together with the number of shares thereof issuable upon conversion of the Debt Securities and exercise of the Warrants, will not, in the aggregate, exceed the number of shares thereof, respectively, authorized in the Charter, less the number of shares thereof, respectively, authorized and reserved for issuance and issued and outstanding on the date on which the Securities are authorized, issued, delivered, converted or exercised, as the case may be; and none of the terms of any of the Securities to be established subsequent to the date hereof, nor the issuance and delivery thereof, nor the compliance with the Company of the terms thereof, will violate any applicable law or conflict with, or result in a breach or violation of the Charter or By-Laws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound, or any order or decree of any court, administrative or governmental body having jurisdiction over the Company.

        We have been furnished with, and have relied upon, Certificates of Officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary; and we have assumed that each certificate submitted to us is true and correct, both when given and as of the date hereof.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1. The Indenture has been duly and validly authorized by all necessary corporate action required of the Company under the Maryland General Corporation Law ("MGCL") and the person(s) who have executed and delivered the Indenture on behalf of the Company have been duly and validly authorized to do so by all necessary corporate action required of the Company under the MGCL.

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BALLARD SPAHR ANDREWS & INGERSOLL

The Price REIT Inc.
October 30, 1996
Page 3

        2. The Company has the authority, pursuant to its Charter, to issue up to 2,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Company's Charter and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (as defined in the Registration Statement) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

        3. The Company has the authority, pursuant to its Charter, to issue up to 25,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

        We consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

        The foregoing opinions are limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.

        We assume no obligation to supplement this opinion and applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

        This opinion has been delivered for your benefit in connection with the transactions contemplated by the Registration Statement. Unless expressly provided otherwise, it may not be relied upon by you for any other purpose, and may not be copied or quoted in whole or in part without our prior express written permission.

                                Very truly yours,


                                /s/ BALLARD SPAHR ANDREWS & INGERSOLL